UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2012 (February 26, 2012)

THE ALLSTATE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
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(State or Other Jurisdiction of Incorporation)

1-11840                                                                      36-3871531
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(Commission File Number)                      (IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois                   60062
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(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2012, the Board of Directors of the Registrant appointed Steven E. Shebik as Executive Vice President and Chief Financial Officer, Don Civgin (until this appointment, the Chief Financial Officer of the Registrant) as President of Allstate Financial, and Matthew E. Winter (until this appointment, President of Allstate Financial and a named executive officer) as President of Allstate Auto, Home and Agencies.  Mr. Civgin will also retain responsibility for the Esurance companies.  Each appointment is effective February 27, 2012.

Mr. Shebik, age 55, was Senior Vice President and Chief Financial Officer of Allstate Investments from January 2009 until February 27, 2012, prior to which he was Senior Vice President and Chief Financial Officer of both the Registrant’s Allstate Protection segment, from 2005 to December 2008, and Allstate Financial segment, from 2003 to 2005.  Between 2002 and 2003, he was Senior Vice President, Accounting, Financial Systems & Integration, of the Registrant.  Previously, Mr. Shebik held various positions within the Registrant as an Assistant Treasurer and a vice president in finance and in mergers and acquisitions from 1995 to 2002.

On February 27, 2012, the Registrant issued a press release announcing the appointments, a copy of which is attached as Exhibit 99 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                            Description

99	Registrant’s Press Release dated February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Mary J. McGinn
Name: Mary J. McGinn
Title: Senior Vice President, Deputy General Counsel, and Secretary

Date: February 27, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99	Registrant’s Press Release dated February 27, 2012